UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OWL ROCK CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Your Vote Counts! OWL ROCK CAPITAL CORPORATION 2021 Special Meeting March 17, 2021 Ways to Vote Go to ProxyVote.com As an investor in this security, you have the right to vote on this meeting’s important issues. Make your voice heard now! Call 1-800-690-6903 Vote Common Shares by: March 16, 2021 Control Number: 0123456789012345 This email represents the following share(s): *** PRINT OPTIONS NOT SET FOR SUMMARY!!! *** PRINT OPTIONS NOT SET FOR SUMMARY!!! *** PRINT OPTIONS NOT SET FOR SUMMARY!!! *** PRINT OPTIONS NOT SET FOR SUMMARY!!! *** PRINT OPTIONS NOT SET FOR SUMMARY!!! *** PRINT OPTIONS NOT SET FOR SUMMARY!!! *** PRINT OPTIONS NOT SET FOR SUMMARY!!! *** PRINT OPTIONS NOT SET FOR SUMMARY!!! *** PRINT OPTIONS NOT SET FOR SUMMARY!!! *** PRINT OPTIONS NOT SET FOR SUMMARY!!! 123,456,789,012.00000 123,456,789,012.00000 123,456,789,012.00000 123,456,789,012.00000 123,456,789,012.00000 123,456,789,012.00000 123,456,789,012.00000 123,456,789,012.00000 123,456,789,012.00000 123,456,789,012.00000 1 Vote Now!

Owl Rock Capital Corporation (“ORCC”) is asking Shareholders to approve (i) the Company’s entry into the New Advisory Agreement and (ii) a proposal to adjourn and reconvene the Special Meeting should we need to solicit additional shareholder support to approve the agreement. The terms of the New Advisory Agreement are identical to the terms of the Existing Advisory Agreement. This request is a result of the recently announced Business Combination Agreement executed between Owl Rock Capital Group and Dyal Capital Partners. The definitive agreement will bring together two industry leading investment platforms focused on providing capital solutions to the alternative asset management industry. The combined business will be the surviving entity in a merger with a special purpose acquisition corporation (a “SPAC”), Altimar Acquisition Corp. (NYSE: ATAC) (the “Transaction”). The Transaction, if consummated, will result in an indirect Change in Control of the Adviser to ORCC. This Adviser change of control will result in a termination of the current investment advisory agreement. Expected enhancements provided by the Adviser Change in Control include: • improved investment sourcing capabilities, • increased pipeline of deal opportunities, • expanded resources available to investing activity, and • enhanced ability to attract and retain talent. Your vote for this meeting is extremely important, regardless of the number of shares you own. For holders as of January 15, 2021 (c) 1997-2021 Broadridge Financial Solutions Inc. P.O. Box 1310, Brentwood, NY 11717 ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners. Email Settings | Terms and Conditions | Privacy Statement 2 Why Should I Vote? The ability to close the Transaction and deliver enhancements provided by the Adviser Change in Control is dependent on stockholder approval. The outcome of the vote can affect the value of your shares. Important Materials: Proxy Statement Shareholder Letter

Solicitation Script

OWL ROCK CAPITAL CORPORATION

Meeting Date: March 17, 2021

Toll Free Number: 855-200-7549

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for OWL ROCK CAPITAL CORPORATION. My name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of OWL ROCK CAPITAL CORPORATION to confirm you have received the proxy materials for the special meeting of shareholders scheduled for March 17, 2021. Have you received proxy materials?

Near Meeting Date Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of OWL ROCK CAPITAL CORPORATION to confirm you have received the proxy materials for the special meeting of shareholders scheduled in just a few days on March 17, 2021. Have you received proxy materials?

Adjournment Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms.__________, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of your current investment with OWL ROCK CAPITAL CORPORATION. Due to the lack of shareholder participation, the special meeting of shareholders has been adjourned to <date/time>. Have you received proxy materials?

Voting:

Your board has recommended a vote IN FAVOR of the proposals.  Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

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And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll-free number 855-200-7549.

Mr./Ms. <Shareholder’s Last Name>, your vote is important, and your time is appreciated. Thank you and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposals with you? <After review, ask them if they would like to vote now over the phone>.

If the caller would like to review the proposals over the phone:

There are two proposals on the ballot.

The first proposal is to approve the Company’s entry into a new advisory agreement.

This request is a result of the recently announced business combination between Owl Rock Capital Group and Dyal Capital Partners. I would note that Owl Rock Capital Group is a different legal entity than ORCC. Owl Rock Capital Group is the parent entity of ORCC’s investment adviser.

The business combination between Owl Rock Capital Group and Dyal Capital Partners would result in what is called a Change in Control of the Adviser to ORCC.

This change of control would result in a termination of the current investment advisory agreement.

The Company would be replacing the current investment advisory agreement with a new agreement. The terms of this new agreement are identical to the terms of the existing agreement.

Your Board recommends you vote “FOR” this proposal. Would you like to vote along with the recommendation of the Board for all your accounts?

The second proposal is to adjourn and reconvene the meeting should ORCC need to solicit additional shareholder support to approve the agreement.

Your Board also recommends you vote “FOR” this proposal. Would you like to vote along with the recommendation of the Board for all your accounts for this proposal as well?

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If the caller would like to better understand the previously announced business combination:

The business combination between Owl Rock Capital Group and Dyal Capital Partners was announced on December 23rd, 2020.

As a result of the business combination, Owl Rock and Dyal will combine with a special purpose acquisition corporation, or SPAC, called Altimar Acquisition Corporation to form Blue Owl Capital Inc., or Blue Owl.

Blue Owl will be an alternative asset management firm that will have over $45.0 billion in assets under management and will be publicly traded on the New York Stock Exchange.

ORCC’s existing Adviser and Dyal will become indirect subsidiaries of Blue Owl.

If the caller would like to better understand the impact of the business combination on ORCC:

Shares of ORCC will remain publicly traded under the same ticker symbol and there will be no change to the investment strategy, team or process at ORCC as a result of the transaction.

The Adviser Change in Control is expected to provide benefits to ORCC into the future.

These benefits include: improved investment sourcing capabilities, increased pipeline of deal opportunities, expanded resources available to investing activity, and enhanced ability to attract and retain talent.

If not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposals with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendations of the Board for all your accounts?

If they don’t want proposals reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 855-200-7549.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

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ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of OWL ROCK CAPITAL CORPORATION. You should have received proxy material electronically or in the mail concerning the special meeting of shareholders to be held on March 17, 2021.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-200-7549 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of OWL ROCK CAPITAL CORPORATION. You should have received proxy material electronically or in the mail concerning the special meeting of shareholders to be held on March 17, 2021.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-200-7549 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

FUND RECORDED ANSWERING MACHINE MESSAGE 1:

Hello, this is <Fund Representative> calling you with an important message concerning your investment with OWL ROCK CAPITAL CORPORATION. You should have received proxy material electronically or in the mail concerning the special meeting of shareholders to be held on March 17, 2021.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-200-7549 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

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FUND RECORDED ANSWERING MACHINE MESSAGE 2:

Hello, this is <Fund Representative> calling you with an important message concerning your investment with OWL ROCK CAPITAL CORPORATION. You should have received proxy material electronically or in the mail concerning the special meeting of shareholders to be held on March 17, 2021. The meeting date is fast approaching, and we need your help.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-200-7549 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

FUND RECORDED ANSWERING MACHINE MESSAGE 3:

Hello, this is <Fund Representative> calling you with an urgent message concerning your investment with OWL ROCK CAPITAL CORPORATION. You have probably received several messages concerning this special meeting either electronically, by mail or by phone. That is because the meeting date is just a few days away on March 17, 2021 and we need your help.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-200-7549 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly. Thank you and have a nice day.

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OWL ROCK

OWL ROCK CAPITAL GROUP AND DYAL CAPITAL PARTNERS TO COMBINE TO FORM BLUE OWL CAPITAL

SUMMARY

On December 23, 2020, Owl Rock Capital Group ("Owl Rock") and Dyal Capital Partners ("Dyal") announced they entered into a definitive business combination agreement with Altimar Acquisition Corporation (NYSE: ATAC) ("Altimar") to form Blue Owl Capital Inc. ("Blue Owl"), a publicly-traded leading alternative asset management firm with over $45 billion in assets under management.

The transaction is expected to close in the first half of 2021.

The closing of the transaction will result in a change of control of the investment advisers to ORCC, ORCC II, ORCC III and ORTF (the "Owl Rock BDCs") and, as a result, the termination of the Owl Rock BDC's current investment advisory agreements. As a result, each Owl Rock BDC's shareholders is being asked to approve an amended and restated investment advisory agreement with no changes to terms.

NEXT STEPS

1 Reference the below resources for more details on the merger

2 Please look for proxy materials in January 2021

3 Please vote using the link below

4 Shareholder meeting is scheduled to occur on March 17, 2021

PRESS RELEASE

FAQ

INVESTOR PRESENTATION

PROXY SOLICITATION TIMELINE

VOTE NOW

PROXY VOTING INSTRUCTIONS

ORCC PROXY STATEMENT

ORCC II PROXY STATEMENT

ORCC III PROXY STATEMENT

ORTF PROXY STATEMENT

Have a question? EMAIL US

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DISCLOSURES

FORWARD-LOOKING STATEMENTS

This website and its contents include "forward looking statements" within the meaning of the "safe harbor" provisionsnof the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "intend," "seek," "target," "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company are based on current expectations that are subject to risks and uncertainties, including those described below. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements.

Investing in unseasoned companies and in sponsors of alternative investment platforms carries significant risk. Operating results in a specified period will be difficult to predict. The performance of Dyal and Owl Rock, and thus the Company, will depend upon their success in structuring, distributing and operating alternative investment vehicles, including current and potential future vehicles, which will impact the operating results of each of Dyal, Owl Rock, the Company, the investment vehicles they manage or expect to manage, and the investments such vehicles make or expect to make are and will be subject to various risks relating to such entities' operations, including, but not limited to: weaker-than anticipated market acceptance of products and services; disruptions in technology development; an inability to successfully manage expanding operations; an inability to attract and retain key management and technical personnel; competition posed by established enterprises; changes in accounting rules or government regulation; weakness in the applicable industries as well as the U.S. and global economy; currency fluctuations; and the effects of other geopolitical events. Each of Dyal, Owl Rock, the Company, the investment vehicles they manage or expect to manage, and the investments such vehicles make or expect to make is subject to the ongoing effects of the COVID-19 pandemic, the impact of which is particularly difficult to forecast. Because all forward-looking statements involve risks and uncertainties, actual results of the Dyal, Owl Rock and the Company may differ materially from any expectations, projections or predictions made or implicated in such forward-looking statements. Prospective investors are therefore cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date made. None of Owl Rock, Dyal or the Company commits to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with this transaction which will result in the change in control of the Owl Rock Advisers, each applicable Owl Rock BDC has filed a proxy statement in definitive form (each, the "Proxy Statement") with the SEC that contains important information about the proposed transaction and related matters, and delivered a copy of the Proxy Statement to its shareholders. INVESTORS OF THE OWL ROCK BDCs ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND OTHER RELEVANT DOCUMENTS THE OWL ROCK BDCs WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of these materials and other documents filed by the Owl Rock BDCs with the SEC at the SEC's website at www.sec.gov or at Owl Rock's website at www.owlrock.com or www.owlrock.com/proxy/ or, for Owl Rock Capital Corporation, at www.owlrockcapitalcorporation.com. Investors and security holders may also obtain free copies of the Proxy Statements and other documents filed with the SEC from the Owl Rock BDCs by contacting Investor Relations at (212) 651-4705.

PARTICIPANTS IN THE SOLICITATION

The applicable Owl Rock BDCs and their directors, executive officers, employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of the applicable Owl Rock BDCs' common stock in respect of the change in control transaction. For information regarding the Owl Rock BDCs' directors and executive officers, please see: Owl Rock Capital Corporation's definitive proxy statement filed with the SEC on April 17, 2020, in connection with its 2020 annual meeting of shareholders; Owl Rock Capital Corporation II's definitive proxy statement filed with the SEC on April 17, 2020, in connection with its 2020 annual meeting of shareholders; Owl Rock Technology Finance Corp.'s definitive proxy statement filed with the SEC on April 17, 2020, in connection with its 2020 annual meeting of shareholders; Owl Rock Capital Corporation III's registration statement on Form 10 filed with the SEC on July 17, 2020. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statements. The Proxy Statements may be obtained free of charge from the sources indicated above.

© 2020-21 Owl Rock Investments

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